Exhibit 99.2

MOBILE REACH INTERNATIONAL, INC. AND SUBSIDIARIES

PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2004

MOBILE REACH INTERNATIONAL AND SUBSIDIARIES
INTRODUCTION TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS
AS OF JANUARY 31, 2004, AND THE SIX MONTHS ENDED JANUARY 31, 2004 AND
THE YEAR ENDED JULY 31, 2003

     The following unaudited pro-forma consolidated balance sheet, pro-forma income statements and the explanatory notes give effect to the acquisition of Waves Consulting Group, Inc. by MRI Acquisition Corp., a wholly owned subsidiary of Mobile Reach International, Inc. The transaction has been treated for accounting purposes as an acquisition by MRI Acquisition Corp. of the net assets and liabilities of Waves Consulting Group, Inc.

     The pro-forma consolidated balance sheet, pro-forma consolidated income statements and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. These pro-forma consolidated balance sheet and pro-forma consolidated income statements have been prepared utilizing the historical financial statements of Mobile Reach International, Inc. and Subsidiaries, and Waves Consulting Group, Inc. and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

     The pro-forma consolidated income statements have been prepared as if acquisitions had been consummated on January 1, 2003 under the purchase method of accounting and carried through to January 31, 2004. The pro-forma consolidated balance sheet has been prepared as if the acquisition was consummated on January 31, 2004.

     This pro-forma consolidated financial data is provided for comparative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the acquisition occurred at the beginning of the periods presented, nor are they necessarily indicative of the results of future operations.

MOBILE REACH INTERNATIONAL, INC. AND SUBSIDIARIES
PRO-FORMA CONSOLIDATED BALANCE SHEET
JANUARY 31, 2004
(UNAUDITED)

	MOBILE REACH
	INTERNATIONAL,	WAVES	PRO-
	INC. AND	CONSULTING	FORMA	PRO-
	SUBSIDIARIES	GROUP, INC	ADJUSTMENTS	FORMA
ASSETS

CURRENT ASSETS:
Cash	$18,559	$—	$—	$18,559
Accounts receivable	258,875	183,084 (2)	(46,330)	395,629

Total current assets	277,434	183,084	(46,330)	414,188

PROPERTY – NET	75,354	105,160	—	180,514

OTHER ASSETS:
Deposits	39,000	—	—	39,000

Total other assets	39,000	—	—	39,000

	$391,788	$288,244	$(46,330)	$633,702

MOBILE REACH INTERNATIONAL, INC. AND SUBSIDIARIES
PRO-FORMA CONSOLIDATED BALANCE SHEET
JANUARY 31, 2004
(UNAUDITED)

	MOBILE REACH
	INTERNATIONAL,	WAVES		PRO-
	INC. AND	CONSULTING		FORMA	PRO-
	SUBSIDIARIES	GROUP, INC		ADJUSTMENTS	FORMA
LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Note payable	$747,303	$164,336		$—	$911,639
Current portion – long-term debt	4,075	—		—	4,075
Accounts payable	269,117	19,663	(2)	(46,330)	242,450
Accrued expenses	669,368	10,698		—	680,066
Accrued taxes & withholdings	352,443	5,819		—	358,262
Deferred income	40,141	8,875		—	49,016

Total current liabilities	2,082,447	209,391		(46,330)	2,245,508

LONG-TERM DEBT	431,173	108,033		—	539,206

COMMITMENTS AND CONTINGENCIES	105,000	—		—	105,000

STOCKHOLDERS’ DEFICIT:
Common stock	3,893,328	4,000	(1)	156,977	4,054,305
Accumulated deficit	(6,120,160)	(33,180)	(1)	(156,977)	(6,310,317)

Total deficit	(2,226,832)	(29,180)		—	(2,256,012)

	$391,788	$288,244		$(46,330)	$633,702

MOBILE REACH INTERNATIONAL, INC. AND SUBSIDIARIES
PRO-FORMA CONSOLIDATED INCOME STATEMENT
SEVEN MONTHS ENDED JULY 31, 2003
(UNAUDITED)

	MOBILE REACH
	INTERNATIONAL,	WAVES	PRO-
	INC. AND	CONSULTING	FORMA	PRO-
	SUBSIDIARIES	GROUP, INC	ADJUSTMENTS	FORMA
NET REVENUES	$94,312	$719,621	$—	$813,933

OPERATING EXPENSES:
Cost of revenues	185,284	268,762	—	454,046
Sales and marketing	238,957	59,307	—	298,264
Selling, general and administrative	1,417,642	184,117	—	1,601,759
Depreciation	11,560	4,505	—	16,065

Total operating expenses	1,853,443	516,691	—	2,370,134

(LOSS) INCOME FROM OPERATIONS	(1,759,131)	202,930	—	(1,556,201)

OTHER (EXPENSE) INCOME
Contingency loss	(105,000)	—	—	(105,000)
Interest expense	(34,285)	(3,571)	—	(37,856)
Interest income	100	—	—	100

Total other (expense) income	(139,185)	—	—	(142,756)

NET LOSS (INCOME)	$(1,898,316)	$199,359	$—	$(1,698,957)

NET LOSS PER SHARE – BASIC AND DILUTED				$(0.07)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING				24,936,180

MOBILE REACH INTERNATIONAL, INC. AND SUBSIDIARIES
PRO-FORMA CONSOLIDATED INCOME STATEMENT
SIX MONTHS ENDED JANUARY 31, 2004
(UNAUDITED)

	MOBILE REACH
	INTERNATIONAL,	WAVES	PRO-
	INC. AND	CONSULTING	FORMA	PRO-
	SUBSIDIARIES	GROUP, INC	ADJUSTMENTS	FORMA
NET REVENUES	$271,836	$646,162	$—	$917,998

OPERATING EXPENSES:
Cost of revenues	302,881	533,649	—	836,530
Sales and marketing	287,084	14,896	—	301,980
Selling, general and administrative	1,121,342	251,413	—	1,372,755
Depreciation	15,081	30,780	—	45,861

Total operating expenses	1,726,388	830,738	—	2,557,126

(LOSS) INCOME FROM OPERATIONS	(1,454,552)	(184,576)	—	(1,639,128)

OTHER (EXPENSE) INCOME
Interest expense	(20,026)	(5,581)	—	(25,607)

Total other (expense) income	(20,026)	(5,581)	—	(25,607)

NET (LOSS) INCOME	$(1,474,578)	$(190,157)	$—	$(1,664,735)

NET LOSS PER SHARE – BASIC AND DILUTED				$(0.07)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING				25,338,681

MOBILE REACH INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES AND ASSUMPTIONS TO THE UNAUDITED CONSUMMATED PRO-FORMA BALANCE SHEET
AND PRO-FORMA INCOME STATEMENTS
SIX MONTHS ENDED JANUARY 31, 2004 AND
THE SEVEN MONTHS ENDED JULY 31, 2003

ORGANIZATION AND BASIS OF PRESENTATION:

     The unaudited pro-forma consolidated balance sheet and consolidated income statements have been based on historical financial information, using accounting principles generally accepted in the United States of America, of Mobile Reach International, Inc. and Subsidiaries and Waves Consulting Group, Inc. for the six months ended January 31, 2004 and the seven months ended July 31, 2003, considering the effects of the acquisition of Waves Consulting Group, Inc. by Mobile Reach International, Inc. was completed effective January 1, 2003 in the case of the pro-forma consolidated income statements, and effective January 31, 2004 in the case of the pro-forma consolidated balance sheet.

ASSUMPTION:

     The number of shares used in the calculation of the pro-forma net loss per share data is based on the weighted average number of shares outstanding during the period adjusted to give effect to shares assumed to be issued, had the transactions referred to above been consummated January 1, 2003.

PRO-FORMA ADJUSMENTS:

1.	Consolidation entry reflecting the purchase of Waves Consulting Group, Inc. by Mobile Reach International, Inc. and Subsidiaries.

2.	Elimination of inter-company accounts receivable and accounts payable for both Mobile Reach International, Inc. and Subsidiaries and Waves Consulting Group, Inc.